Exhibit 99.1

                  BJ's Restaurants, Inc. Opens in Reno, Nevada

     HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--Nov. 8, 2006--BJ's Restaurants, Inc. (NASDAQ:BJRI) today announced the opening of its newest BJ's Restaurant & Brewery in Reno, Nevada on November 7, 2006. The freestanding facility is located in the Summit Sierra Shopping Center, at the crossroads of S. Virginia Street and Mt. Rose Highway. The new restaurant contains approximately 7,500 square feet of dining space, with seating for 265 guests. The facility also includes a microbrewery that produces BJ's award-winning handcrafted beers. The restaurant's hours of operation are from 11:00 a.m. to 12:00 midnight Sunday through Thursday, and 11:00 a.m. to 1:00 a.m. Friday and Saturday.

     "We are excited to bring the BJ's concept to Reno," said Jerry Deitchle, President and CEO. "Sales for our first day of opening were stronger than we expected. Our Reno restaurant is our 11th restaurant opening during 2006, and successfully completes our previously stated development goal for the year. Now, we can devote the majority of our operational attention to driving sales and profits in our 55 restaurants during the upcoming holiday season."

     The new Reno restaurant includes a state-of-the-art brewery with estimated capacity to produce approximately 15,000 barrels of BJ's premium handcrafted beers each year. "The Reno brewery is now our largest internal brewery operation, with about three times the productive capacity of our next-largest breweries, and should be able to supply handcrafted beer to approximately 20 of our restaurants," commented Deitchle. "We plan to take advantage of the solid economies of scale available in our new brewery by gradually re-balancing all of our internal beer production during the first half of 2007 with the goal of achieving a lower delivered cost per barrel of beer to all of our restaurants thereafter."

     The Company reiterates its goal to open as many as 13 new restaurants during 2007 and thereby increase its total restaurant operating weeks by approximately 20% to 25% during the year. As of this date, nine of the potential 2007 new openings have been secured with signed leases or purchase agreements, and four of those restaurants are already under construction. In addition, the Company has an additional 15 signed letters of intent agreements in hand for potential restaurant openings in 2007 and 2008.

     BJ's Restaurants, Inc. currently owns and operates 55 casual dining restaurants under the BJ's Restaurant and Brewery, BJ's Restaurant and Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates eleven microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (35), Texas (8), Arizona (4), Colorado (3), Oregon (3) and Nevada (2). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the web at http://www.bjsrestaurants.com.

     Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases (v) food quality and health concerns, (vi) factors that impact California, where 35 of our current 52 restaurants are located, (vii) restaurant and brewery industry competition,
(viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer trends,
(x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs including food and energy, (xii) trademark and servicemark risks, (xiii) government regulations, (xiv) licensing costs (xv) beer and liquor regulations,
(xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage, (xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements, (xxi) and numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

     For further information, please contact Greg Levin of BJ's Restaurants, Inc. (714) 848-3747 ext. 240.


     CONTACT: BJ's Restaurants, Inc.
              Greg Levin, 714-848-3747, ext. 240